UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 26, 2010
(Date of Earliest Event Reported)

Shrink Nanotechnologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	333-138083 (Commission File Number)	20-2197964 (I.R.S. Employer Identification No.)

2038 Corte Del Nogal, Suite 110
Carlsbad, CA  92011
 (Address of principal executive offices)

760-804-8844
 (Registrant's telephone number, including area code)

 (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amendment to the Current Report On Form 8-K is being filed to provide a copy of correspondence to the Securities and Exchange Commission by the Company’s previous auditors, as provided in Item 4.01 below, and to correct the start date of a lease as disclosed in Item 8.01 below.

Item 1.01 Entry Into A Material Definitive Agreement.

License Agreement with Corning International

Effective as of July 26, 2010 Shrink Nanotechnologies, Inc., a Delaware corporation (the “Company”) entered into an exclusive Patent and Know-How License Agreement (the “Corning License Agreement”) with Corning Incorporated (“Corning”) wherein the Company licensed the exclusive worldwide right to use and sublicense Corning’s patent-pending Modular Microfluidic System and Method for Building Modular Microfluidic System (US PTO Application No. PCT/US2009/001770).

The system being licensed is a fully functional “plug and play” modular microfluidics system that allows for integrated high pressure connectors, electronics and pumps.  This technology, management believes, has various commercial research applications where ultra-fast microfluidic design prototyping is desired, such as biochemical, biomedical and cell-based drug discovery applications.

Exclusivity; Term

The license granted by Corning is for worldwide usage by the Company for a period of at least eight years.  The term may be terminated for cause or insolvency.

While the license is exclusive to the Company, Corning has reserved rights to the underlying technology for future research and development purposes.  In addition, the licensed rights become co-exclusive for the remainder of the term if the Company does not commercialize the licensed technology before the end of July 2014; provided, that the Company would still retain the right of first refusal for any developments made by Corning on the licensed rights during such non-exclusivity period.

In addition, Corning is required to provide limited technical assistance to the Company as reasonably requested by the Company through July of 2012.

Consideration for Patent Rights

The Corning License Agreement provides for royalty payments to Corning, for products utilizing the licensed rights, during the royalty term, as more fully detailed in the agreement, of 3% of net sales of products utilizing Corning’s licensed technologies, subject to reduction to the extent (up to 50%) that the Company is required to pay royalties to third parties for such products, and 2% of net sales if and to the extent that the license reverts to a non-exclusive one.

The Corning License Agreement allows the Company, during the term, to determine the appropriate course of action to enforce licensed patent rights, and if it does not do so, Corning reserves the rights to do the same and permit the Company the right to contribute half of the costs in exchange for joint prosecution rights.  The Company is required to reimburse Corning for certain prosecution efforts they incur and, Corning may abandon prosecution of any patent rights in any jurisdiction provided that it provides the Company the opportunity to continue prosecution of the same.  The Company’s obligation to reimburse prosecution efforts of Corning terminates during any period that the patent rights become non-exclusive, if ever.

The foregoing is a summary only of the material terms of the Corning License Agreement, a full copy of which is filed as a copy to this Current Report on Form 8-K (the “Report”).

Materials Transfer and Evaluation Agreement

The Company also entered into a Materials Transfer and Evaluation Agreement with Corning on September 15, 2010 wherein Corning will evaluate certain properties of ShrinkChip™ related materials for future applications.

Item 4.01 Changes in Registrant’s Certifying Accountant

On October 11, 2010, the Company’s previous auditors, Chisholm, Bierwolf, Nilson & Morrill, LLC, of Bountiful, Utah (“Chisholm”), resigned as the auditors of the Company’s financial statements.  Effective as of such date, the Company appointed Mark Bailey & Company, Ltd., of Reno Nevada as auditors of its financial statements.

Pursuant to Item 304 of Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, the Company reports as follows:

(a)(i) Chisholm resigned as our independent registered public accounting firm effective on October 11, 2010.

(ii) Chisholm issued a report on the Registrant's consolidated financial statements for the fiscal year ended December 31, 2009 and December 31, 2008. The report did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles.

(iii) The resignation of Chisholm and appointment of Mark Bailey & Company, Ltd. as new auditors was accepted and approved by the Board of Directors of the Company as of October 11, 2010.

(iv)  In connection with the audit of the Company’s consolidated financial statements for the two most recent fiscal years 2009 and 2008,  and any subsequent interim period preceding such dismissal, there were no disagreements, resolved or not, with Chisholm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of Chisholm, would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the Chisholm’s consolidated financial statements; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

A copy of the disclosure made herein by the Company has been provided to Chisholm prior to the date of filing of this Report with the Securities and Exchange Commission, and the auditors have been requested to furnish the Company with a copy of a letter addressed to the Commission stating that it agrees with the statements made by the Company in this Item 4.01 of this Report.  A copy of this letter is anticipated to be filed herewith with this amended Report.

Appointment of New Auditors

Effective as of October 11, 2010, the Company appointed Mark Bailey & Company, Ltd. as its new independent auditors for its financial statements for the year ended December 31, 2010.  During the year ended December 31, 2009 and through the date of the Company’s appointment of Mark Bailey & Company, Ltd., the Company did not consult Mark Bailey & Company, Ltd. with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matter or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item  7.01.                      Regulation FD Disclosure.

Press Releases

On September 15, 2010, the Company issued a press release disclosing certain commercialization efforts and the implementation of several new initiatives to commercialize its NanoShrink™ and StemDisk™ technologies as a commercial platform for third party users and for educational purposes, as well as the design of various hardware tools which can be used by the Company and third parties while producing NanoShrink™ related products.  A copy of this press release is furnished as an exhibit to this Report.

On September 16, 2010, the Company issued a press release relating to the filing of a patent on the CellAlign™ technology which the Company’ licenses from the University of California. The CellAlign™ technology contains a micro-fabricated substrate with non-periodic (or random) linear patterned grooves that allow for the alignment of cells along a single axis suited for growing biological tissues from stem cells.  While the patent is filed and owned by the University of California, certain rights to the same are covered under the Company’s license with them.  A copy of this press release is furnished as an exhibit to this Report.

On September 21, 2010 the Company issued a press release relating to the entry by the Company into a lease for laboratory space inside the TechPortal™, a new technology facilitator center for commercial bioscience research companies, at the University of California, Irvine campus.  A copy of this press release is furnished as an exhibit to this Report.

On October 1, 2010, the Company announced a prestigious grant award, awarded Dr. Michelle Khine, the initial inventor of many of the Company’s core technologies and a consultant to the Company, by the National Institute of Health in the amount of $2.295 million to be paid over 5 years.  While these funds are not paid directly to the Company, nonetheless, the multi-year grant affords Dr. Khine the opportunity and part of the funding to continue research on the Shrink film platform.  Dr. Khine was also awarded the NIH Director’s New Innovator Award relating to, among other things, her development and other work on the Company’s products. A copy of this press release is furnished as an exhibit to this Report.

On October 8, 2010, the Company issued a press release relating to the Company’s entry into a the Corning License Agreement with Corning Incorporated wherein the Company licensed the exclusive worldwide right to use Corning’s patent-pending modular microfluidic system for eight years. A copy of the press release is furnished as an exhibit to this Report.

The Company is aware, among other risks, that statements made in its press releases or within this Report may contain projections and milestones and are subject to a degree of uncertainty as described in the Forward Looking Statements section of its annual and quarterly reports and as contained in such press releases, as well as risks enumerated in the Company’s “Risk Factors” and elsewhere, as provided in its reports as filed with the SEC from time to time.  Accordingly, no assurance can be made that the Company will achieve any of these goals or milestones.

Item 8.01  Other Events.

Lease For Space At University Of California- Irvine, TechPortal™

In September 2010, the Company entered into a lease for laboratory space with the University of California, Irvine (UCI) TechPortal™ technology facilitator center, which lease commences November 1, 2010.  The lease provides approximately 150 square feet of laboratory space and certain equipment and shared office space that will be used for the Company’s UCI developed patents under the Company’s exclusive license agreement with UCI entered into in April of 2009.  The lease is for a minimum of six (6) months and may be extended for another 24 months and may be extended thereafter by the discretion of the parties,  and provides for rent to be paid by the Company of $5,400 per year with each party required to bear the costs of their own insurance and related expenses.  The Company did not effectively commence utilizing this space until November of 2010 and still maintains its corporate headquarters at Carlsbad, California.  The foregoing is a summary only of this lease, a copy of which is filed as an exhibit to this Report.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

The following shall be deemed filed or furnished with this Report.

10.1
Patent and Know-How License Agreement between Shrink Nanotechnologies, Inc. (the “Company”) and Corning Incorporated, dated as of July 26, 2010. (Filed as Exhibit 10.1 to this Current Report on Form 8-K, dated July 26, 2010, as originally filed October 18, 2010)

10.2
Lease Agreement between Shrink Nanotechnologies, Inc. and The University of California on behalf of Irvine campus, dated as of October 1, 2010.  (Filed as Exhibit 10.1 to this Current Report on Form 8-K, dated July 26, 2010, as originally filed October 18, 2010)

16.1	Letter from Auditor, Chisholm, Bierwolf, Nilson & Morrill, LLC. (Filed Herewith).

99.1
Press release dated as of September 15, 2010, relating to commercialization efforts and design of hardware tools relating to NanoShrink™ and StemDisk™ technologies. (Deemed furnished as Exhibit 99.1 to this Current Report on Form 8-K, dated July 26, 2010, as originally filed October 18, 2010)

99.2
Press release dated as of September 16, 2010, relating to the filing of a patent on the CellAlign™ technology by the University of California. (Deemed furnished as Exhibit 99.2 to this Current Report on Form 8-K, dated July 26, 2010, as originally filed October 18, 2010)

99.3
Press release dated as of September 21, 2010, relating to the entry by the Company into a lease for laboratory space within the TechPortal™  laboratories of the university of California, Irvine Campus. (Deemed furnished as Exhibit 99.1 to this Current Report on Form 8-K, dated July 26, 2010, as originally filed October 18, 2010)

99.4
Press release dated as of October 1, 2010, relating to National Institute of Health grant of $2.925 Million to Dr. Michelle Khine. (Deemed furnished as Exhibit 99.4 to this Current Report on Form 8-K, dated July 26, 2010, as originally filed October 18, 2010)

99.5
Press release dated as of October 8, 2010, relating to license agreement with Corning Incorporated for modular microfluidic system. (Deemed furnished as Exhibit 99.5 to this Current Report on Form 8-K, dated July 26, 2010, as originally filed October 18, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHRINK NANOTECHNOLOGIES, INC.

Date: October 25, 2010                                                                           By:  /s/ Mark L. Baum, Esq.
Name:           Mark L. Baum, Esq.
Title:           Chief Executive Officer